UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 10, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	817-240-0232

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, Geos Communications, Inc. (the “Company”) received the resignations of Paul Arena and Dr. A.L. Braswell as Directors of the Company.

On March 10, 2010, the Company appointed Jonathan Serbin as a Director of the Company.  The Company made the appointment pursuant to that certain Agreement and Plan of Merger, as amended, by and among the Company, D Mobile, Inc., a Delaware corporation, Mr. Serbin, and D Mobile Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, dated as of February 12, 2010 (the “Merger Agreement”).  The Merger Agreement was disclosed on, and filed with, the Company’s Current Report on Form 8-K filed on February 19, 2010; was subsequently amended as disclosed on the Company’s Current Report on Form 8-K filed on March 11, 2010; and, as amended and filed, is incorporated herein by reference.

Mr. Serbin is not, and as of this time is not expected to be appointed as, a member of any committee or committees of the Board of Directors of the Company.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of February 12, 2010.

2.2**	First Amendment to Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of March 1, 2010.

_________________

* Previously filed as an exhibit to the Company’s Form 8-K filed February 19, 2010.

** Previously filed as an exhibit to the Company’s Form 8-K filed March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	March 15, 2010
By:		/s/ Richard H. Roberson
Name:		Richard H. Roberson
Title:		Chief Financial Officer